Exhibit 4.4

Execution Version

ANDEAVOR LOGISTICS LP

AND

TESORO LOGISTICS FINANCE CORP.

AND

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of September 6, 2019

to

Indenture

Dated as of November 28, 2017

3.500% Senior Notes due 2022

4.250% Senior Notes due 2027

5.200% Senior Notes due 2047

THIS SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of September 6, 2019, is by and among Andeavor Logistics LP (f/k/a Tesoro Logistics LP), a Delaware limited partnership (“ANDX”), Tesoro Logistics Finance Corp., a Delaware corporation (together with ANDX, the “Issuers”), and U.S. Bank National Association, as trustee (the “Trustee”).

WHEREAS, the Issuers and the Trustee are parties to that certain Indenture dated as of November 28, 2017, creating (i) the Issuers’ 3.500% Senior Notes due 2022 (the “3.500% Notes”), (ii) the Issuers’ 4.250% Senior Notes due 2027 (the “4.250% Notes”), and (iii) the Issuers’ 5.200% Senior Notes due 2047 (the “5.200% Notes” and, together with the 3.500% Notes and the 4.250% Notes, the “Notes”), as supplemented by that First Supplemental Indenture, dated as of August 6, 2018 and as further amended and supplemented in relation to the Notes (the “Indenture”);

WHEREAS, (1) $500,000,000 aggregate principal amount of the 3.500% Notes is currently outstanding, (2) $750,000,000 aggregate principal amount of the 4.250% Notes is currently outstanding, and (3) $500,000,000 aggregate principal amount of the 5.200% Notes is currently outstanding;

WHEREAS, Section 9.02 of the Indenture provides that, with the consent of the Holders, with respect to the Notes, of at least a majority in aggregate principal amount of the Notes then-outstanding (including, without limitation, consents obtained in connection with an exchange offer for the Notes), the Issuers and the Trustee may enter into an indenture supplemental to the Indenture for the purpose of amending or supplementing the Indenture or the Notes (subject to certain exceptions);

WHEREAS, the Issuers desire and have requested the Trustee to join with them in entering into this Supplemental Indenture for the purpose of amending the Indenture and the Notes in certain respects as permitted by Section 9.02 of the Indenture;

WHEREAS, the Issuers have been soliciting consents to this Supplemental Indenture upon the terms and subject to the conditions set forth in the Offering Memorandum and Consent Solicitation Statement (herein so called) of MPLX LP and the Issuers dated August 22, 2019 (which, including any amendments, modifications or supplements thereto, governs the “Consent Solicitation” for the Notes); and

WHEREAS, (1) the Issuers have received the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes (excluding any Notes owned by the Issuers or any of their Affiliates), all as certified by an Officers’ Certificate delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture, (2) the Issuers have delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Opinion of Counsel relating to this Supplemental Indenture as contemplated by Section 9.06 of the Indenture and (3) the Issuers have satisfied all other conditions required under Article IX of the Indenture to enable the Issuers and the Trustee to enter into this Supplemental Indenture.

NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE I

AMENDMENTS TO INDENTURE AND NOTES

Section 1.1 Amendments to Articles 3, 4, 5 and 6. The Indenture is hereby amended by, but only with respect to the Notes, deleting the following Sections or clauses of the Indenture and all references and definitions related thereto in their entirety:

Section 4.03 (Reports);

Section 4.06 (Secured Indebtedness);

Section 4.07 (Additional Subsidiary Guarantees); and

Clauses (c) – (f) and (h) of Section 6.01 (Events of Default).

Section 1.2 Amendments to Notes. The Notes are hereby amended to delete all provisions inconsistent with the amendments to the Indenture effected by this Supplemental Indenture.

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.1 Defined Terms. For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

Section 2.2 Indenture. This Supplemental Indenture constitutes an integral part of the Indenture. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict the provisions of this Supplemental Indenture shall control.

Section 2.3 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 2.4 Successors. All agreements of the Issuers in this Supplemental Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 2.5 Duplicate Originals. All parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. It is the express intent of the parties to be bound by the exchange of signatures on this Supplemental Indenture via telecopy or other form of electronic transmission.

Section 2.6 Severability. In case any one or more of the provisions in this Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 2.7 Trustee Disclaimer. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuers, and the Trustee makes no representation with respect to any such matters. Additionally, the Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

Section 2.8 Effectiveness. The provisions of this Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, the provisions of this Supplemental Indenture shall become operative only upon the closing of the Consent Solicitation and the related Exchange Offer (as defined in the Offering Memorandum and Consent Solicitation Statement), with the result that the amendments to the Indenture effected by this Supplemental Indenture shall be deemed to be revoked retroactive to the date hereof if such closing shall not occur. The Issuers shall notify the Trustee promptly after the occurrence of such closing or promptly after the Issuers shall determine that such closing will not occur.

Section 2.9 Endorsement and Change of Form of Notes. Any Notes authenticated and delivered after the close of business on the date that this Supplemental Indenture becomes operative in substitution for Notes then outstanding and all Notes presented or delivered to the Trustee on and after that date for such purpose shall be stamped, imprinted or otherwise legended by the Issuers, with a notation as follows:

“Effective as of September 6, 2019, certain covenants of the Issuers and certain Events of Default have been eliminated or limited, as provided in the Supplemental Indenture, dated as of September 6, 2019. Reference is hereby made to such Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein.”

Section 2.10 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year written above.

ANDEAVOR LOGISTICS LP

By: ANDEAVOR LOGISTICS GP LLC, its general partner

By:	/s/ Peter Gilgen
Name:	Peter Gilgen
Title:	Vice President and Treasurer

TESORO LOGISTICS FINANCE CORP.

By:	/s/ Peter Gilgen
Name:	Peter Gilgen
Title:	Vice President and Treasurer

[Signature Page to 3.500% Notes, 4.250% Notes and 5.200% Notes Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ James Kowalski
Name:	James Kowalski
Title:	Vice President

[Signature Page to 3.500% Notes, 4.250% Notes and 5.200% Notes Supplemental Indenture]